UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ELS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2022, Equity LifeStyle Properties, Inc. (referred to herein as the “Company,” “we,” “us” and “our”) and our operating partnership, MHC Operating Limited Partnership (the “Operating Partnership”), elected to extend our current “at the market” (“ATM”) offering program by entering into new separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of Morgan Stanley & Co. LLC; BMO Capital Markets Corp.; BofA Securities, Inc.; Capital One Securities, Inc.; Goldman Sachs & Co. LLC; Jefferies LLC; Regions Securities LLC; Truist Securities Inc.; and Wells Fargo Securities, LLC (the “Sales Agents”), pursuant to which we may sell, from time to time, shares of our common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500,000,000, through the Sales Agents (the “Offering”). The new Equity Distribution Agreements replace the equity distribution agreements for our current ATM offering program.

Any Common Stock sold in the Offering will be issued pursuant to a prospectus dated July 30, 2020, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022, in connection with one or more offerings of shares under our shelf registration statement on Form S-3ASR (Registration No. 333-240201) filed with the SEC on July 30, 2020 and which was automatically effective upon filing. Sales of our Common Stock made pursuant to the Equity Distribution Agreements, if any, may be made in negotiated transactions, including block trades, in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, Inc., in sales made in the over-the-counter market, in sales made to or through a market maker, in sales made through other securities exchanges or electronic communications networks, or by any other means permitted by law. We intend to use the proceeds from any sales in the Offering for general corporate purposes, which may include repayment of existing indebtedness, acquisitions of properties (including through the acquisition of individual properties, portfolios and companies), development, renovation, expansion and improvement of our existing properties and other capital expenditures.

We made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Stock in each Equity Distribution Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. The form of Equity Distribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the material terms of the Equity Distribution Agreements in this Item 1.01 is qualified in its entirety by reference to such Exhibit, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On February 23, 2022, we delivered written notice to each of Morgan Stanley & Co. LLC; BofA Securities, Inc.; Goldman Sachs & Co. LLC; Truist Securities Inc. (f/k/a SunTrust Robinson Humphrey, Inc.); and Wells Fargo Securities, LLC (the “Prior Sales Agents”) that, effective on February 24, 2022, we are terminating our equity distribution agreements, each dated July 30, 2020, as amended, with each of the Prior Sales Agents (the “Prior Equity Distribution Agreements”), pursuant to Section 12(b) of the Prior Equity Distribution Agreements. With the provision of such notice, the Prior Equity Distribution Agreements are no longer available for use.

A description of the material terms of the Prior Equity Distribution Agreements is contained in our Current Report on Form 8-K filed with the SEC on July 30, 2020 (the “Prior Form 8-K”). A copy of the form of Prior Equity Distribution Agreement was filed as Exhibit 10.1 to the Prior Form 8-K, and the descriptions of the material terms of the Prior Equity Distribution Agreements contained in the Prior Form 8-K are qualified in their entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Common Stock.

8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.

10.1	Form of Equity Distribution Agreement, dated February 24, 2022, by and among the Company, the Operating Partnership and each of the Sales Agents.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

Date: February 24, 2022	By:	/s/ Paul Seavey
Paul Seavey
Executive Vice President and Chief Financial Officer